                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): March 3, 2003

                         MULTI-TECH INTERNATIONAL CORP.
                  Exact Name of Registrant Specified in Charter

              Nevada                   0-25909            86-0931332
    (State or Other Jurisdiction     (Commission        (IRS Employer
         of Incorporation)           File Number)     Identification No.)

                       760 Killian Road, Akron, Ohio           44319
                   (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (216) 849-4934

          (Former Name or Former Address, if Changed Since Last Report)

                                       1

Item 1. Changes in Control of Registrant

        Not applicable.

Item 2. Acquisition or Disposition of Assets

        Not applicable.

Item 3. Bankruptcy or Receivership

        Not applicable.

Item 4. Changes in Registrant's Certifying Accountant

        On March 3, 2003, the Registrant appointed Michael Johnson & Co., LLC as its independent accountants to audit the Registrant's financial statement for the year ended December 31,2002. Additionally, the Registrant has not consulted the new accountant regarding: The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements and either written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 302 promulgated under Regulation S-B.

Item 5. Other Events and Regulation FD Disclosure

        Not applicable.

Item 6. Resignations of Registratn's Directors

        Not applicable.

Item 7. Financial Statements and Exhibits

        Not applicable.

Item 8. Change in Fiscal Year

        Not applicable.

Item 9. Regulation FD Disclosure

        Not applicable.

                                       2

Item 10.Ammendments to the Registrant's Code of Ethics, or Waiver of a Provision
        of the Code of Ethics

        Not applicable.

Item 11.Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

        Not applicable.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MULTI-TECH INTERNATIONAL CORP.

Date: April 22, 2003                      By: /s/ John J. Craciun III
                                           --------------------------
                                                  John J. Craciun III
                                                  President